608, 1199 West Pender Street
Vancouver, BC V6E 2R1
Tel: (604) 687-0300 Fax: (604) 687-0151
www.passportpotash.com

PASSPORT POTASH INC.

(TSX.V - PPI)

Passport Potash Announces Hiring of Chief Operating Officer

VANCOUVER, BRITISH COLUMBIA--(Marketwire - June 6, 2013) - Passport Potash, Inc. ("Passport" or the "Company") (TSX-V: PPI) (OTCQX: PPRTF) is pleased to report that it has hired Michael X. Schlumpberger as Passport's Chief Operating Officer.

Mr. Schlumpberger is a mining engineer with 27 years of experience in the mining industry, with over 21 years with Potash Corporation of Saskatchewan ("PotashCorp"). During his career he has acquired significant experience in almost all phases of mining operations.

Before starting his career with PotashCorp, Mr. Schlumpberger began his career as a mining engineer with the U. S. Bureau of Mines in Minneapolis. He then worked as a production supervisor for Unimin Corporation where he supervised the production of a 500,000 ton per year silica sand mining and processing operation.

During his career with PotashCorp, Mr. Schlumpberger worked in many positions, including: maintenance mining engineer, production engineer for prestripping; production engineer for mine services (blend and reclamation); mining engineer for mine and reclamation planning for mining operations; mine services coordinator for mine planning and services; assistant to manager of mining operations; mill superintendent; maintenance and materials manager; operations manager, and mine general superintendent.

As mine general superintendent, Mr. Schlumpberger was responsible for all aspects of the underground mining and hoisting for an 8 million tonne per year potash mine. He oversaw an expansion and upgrade to increase production by approximately 50%, including hoisting, while in normal production. He was accountable for productivity, process and reliability improvements, budgeting, capital replacement program, safety, and environmental compliance.

Mr. Schlumpberger's first duties will include primary responsibility for the production of a pre-feasibility report which is expected to be released in Q1 of 2014, and a feasibility report which is expected to be released in Q1 of 2015.

"It is a once in a lifetime opportunity to work on bringing a potential new potash mine into production, and I am thrilled to become a part of this project," commented Mr. Schlumpberger.

"We are excited to bring Michael to this project," commented Joshua Bleak, President and CEO. "It is rare to find someone with Michael's level of potash expertise. We are confident that, with his expertise, we will be able to meet any technical challenge we may face."

About the Holbrook Potash Project

Passport Potash Inc. is a publicly traded corporation engaged in the exploration and development of advanced potash properties with its major focus on a previously explored potash property in Arizona. Passport has acquired a strategic position in the Holbrook Basin with land holdings encompassing over 127,000 acres.  Passport has also entered into a joint exploration agreement with the Hopi Indian Tribe to work toward developing about 13,000 acres of contiguous privately held Hopi land.

On behalf of the Board of Directors

PASSPORT POTASH INC.

Joshua Bleak, President

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:
Passport Potash Inc.
Peter J. Kletas
Manager of Corporate Development
866-999-6251-Toll Free
peter@passportpotash.com

Passport Potash Inc.
Clive Mostert
Corporate Communications
780-920-5044
cmostert@passportpotash.com
www.passportpotash.com

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